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                                                                      EXHIBIT 12

                        HOUSTON LIGHTING & POWER COMPANY
             COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND
          RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
                             (THOUSANDS OF DOLLARS)

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                                                                         Six                            Twelve
                                                                     Months Ended                     Months Ended
                                                                     June 30,1997                      June 30, 1997
                                                                  ------------------                ------------------
Fixed Charges as Defined:
   (1)     Interest on Long-Term Debt . . . . . . . . . . . .     $          102,608                $          212,015
   (2)     Other Interest . . . . . . . . . . . . . . . . . .                  4,674                             9,668
   (3)     Distribution on Trust Securities . . . . . . . . .                 11,673                            11,673
   (4)     Amortization of (Premium) Discount . . . . . . . .                  4,600                             9,139
   (5)     Interest Component of Rentals
           Charged to Operating Expense . . . . . . . . . . .                    282                               632
                                                                  ------------------                ------------------
   (6)            Total Fixed Charges   . . . . . . . . . . .     $          123,837                $          243,127
                                                                  ==================                ==================
Earnings as Defined:
   (7)     Net Income   . . . . . . . . . . . . . . . . . . .     $          195,393                $          478,726
                                                                  ------------------                ------------------
   Federal Income Taxes:
   (8)     Current  . . . . . . . . . . . . . . . . . . . . .                104,071                           234,160
   (9)     Deferred (Net) . . . . . . . . . . . . . . . . . .                  1,765                            23,456
                                                                  ------------------                ------------------
  (10)     Total Income Taxes . . . . . . . . . . . . . . . .                105,836                           257,616
                                                                  ------------------                ------------------
  (11)     Total Fixed Charges (line 6) . . . . . . . . . . .                123,837                           243,127
                                                                  ------------------                ------------------
  (12)     Earnings Before Income Taxes and
               Fixed Charges (line 7 plus
               line 10 plus line 11)  . . . . . . . . . . . .     $          425,066                $          979,469
                                                                  ==================                ==================
Ratio of Earnings to Fixed Charges
    (line 12 divided by line 6)   . . . . . . . . . . . . . .                   3.43                              4.03

Preferred Dividends Requirements:
  (13)     Preferred Dividends  . . . . . . . . . . . . . . .     $            2,222                $           12,840

  (14)     Less Tax Deduction for
               Preferred Dividends  . . . . . . . . . . . . .                     27                                54
                                                                  ------------------                ------------------
  (15)            Total   . . . . . . . . . . . . . . . . . .                  2,195                            12,786

  (16)     Ratio of Pre-Tax Income to Net
               Income (line 7 plus line 10
               divided by line 7) . . . . . . . . . . . . . .                   1.54                              1.54
                                                                  ------------------                ------------------
  (17)     Line 15 times line 16  . . . . . . . . . . . . . .                  3,380                            19,690
  (18)     Add Back Tax Deduction
               (line 14)  . . . . . . . . . . . . . . . . . .                     27                                54
                                                                  ------------------                ------------------
  (19)     Preferred Dividends Factor . . . . . . . . . . . .     $            3,407                $           19,744
                                                                  ==================                ==================

  (20)     Total Fixed Charges (line 6) . . . . . . . . . . .     $          123,837                $          243,127
  (21)     Preferred Dvidends Factor (line 19)  . . . . . . .                  3,407                            19,744
                                                                  ------------------                ------------------
  (22)            Total   . . . . . . . . . . . . . . . . . .     $          127,244                $          262,871
                                                                  ==================                ==================
Ratio of Earnings to Fixed Charges and
   Preferred Dividends
   (line 12 divided by line 22)   . . . . . . . . . . . . . .                   3.34                              3.73
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